UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2002

                         OASIS INFORMATION SYSTEMS, INC.

                              (Name of Registrant)

          Nevada                     0-27715                86-0871081
(State or other jurisdiction       (Commission             (IRS Employer
        of incorporation)          File Number)          Identification No.)


            2921 North Tenaya Way, Suite 216. Las Vegas, Nevada 89128

                    (Address of principle executive offices)

Registrants telephone number, including area code:  (702) 947-4877


                    101-565 Bernard Ave. Kelowna, B.C. V1Y8R4

          (Former name or former address, if changed since last report)


     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

The Company had 13,621,158 shares of common stock outstanding at March 31, 2002.

Transitional Small Business Disclosure Format (check one):


         Yes      [  X ]                             No     [     ]












Item 1.  Changes in Control of Registrant

         No event to report.

Item 2.  Acquisition or Disposition of Assets
     On June 5, 2002, the company entered into an agreement to acquire 100% interest of the West Hastings Partnership, which has exclusive rights to provide telecommunications services through an existing telecommunications provider in Mexico. Consideration for this acquisition was 42,500,000 shares of common stock, which was issued at $.0075 per share, for total consideration of $318,750. These shares were issued under section 4(2) of the 1933 Securities Act and bear a restrictive legend.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No event to report.

Item 5.  Other Events

     Mr. Antal Markus has resigned as the interim President. The Board of Directors has appointed Mr. Alex Anderson as President, Dr. Werner Greider as Treasurer, and Mr. Edward Gallagher as Secretary.

Item 6.  Changes in Directors

     Mr. Alex Anderson, Dr. Werner Greider and Mr. Edward Gallagher were appointed to the Board of Directors. Mr. Antal Markus also resigned from the Board of Directors.

Item 7.  Financial Statements

         None.

Exhibits

1.       Acquisition Agreement of West Hastings Partnership.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

                                            OASIS INFORMATION SYSTEMS, INC.


                                            /S/ Alex Anderson
                                            Alex Anderson, President






Dated this 2nd day of July 2002.